Exhibit 21.1

CHINA XD PLASTICS COMPANY LIMITED
List of Subsidiaries

Name	Jurisdiction of Incorporation
Favor Sea Limited	British Virgin Islands
Xinda Holding (HK) Company Limited	Hong Kong
Xinda Holding (HK) US Sub Inc	New York, United States of America
Xinda (HK) International Trading Company Limited	Hong Kong
Heilongjiang Xinda Enterprise Group Company Limited	People’s Republic of China
Harbin Xinda Macromolecule Material Company Limited	People’s Republic of China
Heilongjiang Xinda Enterprise Group Technology Center Company Limited	People’s Republic of China
Heilongjiang Xinda Enterprise Group Macromolecule Material Research Center Company Limited	People’s Republic of China
Sichuan Xinda Enterprise Group Company Limited	People’s Republic of China
Harbin Xinda Plastics New Materials Company Limited.	People’s Republic of China
Harbin Meiyuan Enterprise Management Service Company Limited	People’s Republic of China
Heilongjiang Xinda Software Development Company Limited	People’s Republic of China
Harbin Xinda Plastics Material Research Center Company Limited	People’s Republic of China
Sichuan Xinda Group Meiyuan Enterprise Management Service Company Limited	People’s Republic of China
Sichuan Xinda Group Software Development Company Limited	People’s Republic of China
Sichuan Xinda Group Sales Company Limited	People’s Republic of China